UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2012

BLUE SKY PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52010	n/a
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

3702 South Virginia Street, Suite G12-401, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 470-4608

Intervia Inc.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 7.01	Regulation FD Disclosure

On July 31, 2012, Intervia Inc. (the “Company”, “we”, “us”) filed Articles of Merger with the Nevada Secretary of State to change the name of the Company to “Blue Sky Petroleum Inc.”, to be effected by way of a merger with its wholly-owned subsidiary Blue Sky Petroleum Inc., which was created solely for the name change.

Also on July 31, 2012, the Company filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of the Company’s authorized and issued and outstanding shares of common stock on a three (3) new for one (1) old basis and, consequently, the Company’s authorized capital increased from 75,000,000 to 225,000,000 and correspondingly, our issued and outstanding shares of common stock increased from 15,740,000 to 47,220,000 shares of common stock, all with a par value of $0.001.

These amendments became effective on August 7, 2012 upon approval from the Financial Industry Regulatory Authority (“FINRA”).

The forward split and name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on August 7, 2012 under the symbol “ITVAD”. The "D" will be placed on our ticker symbol for 20 business days. After 20 business days, our ticker symbol will revert back to its original symbol “ITVA”. A new symbol will be issued by FINRA 10 business days after the conversion to the original symbol. We will announce the new symbol provided by FINRA by filing a Current Report on Form 8-K. Our new CUSIP number is 09605G 104.

Item 9.01	Financial Statements and Exhibits

3.1	Articles of Merger

3.2	Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE SKY PETROLEUM INC.

/s/ Patrick Laferriere
Patrick Laferriere
President and Director

Date: August 9, 2012